UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 25, 2005 (February 24, 2005)

AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1 -7685	95-1492269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Orange Grove Boulevard Pasadena, California	91103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) On February 24, 2005, the Board of Directors of the Company elected Dean A. Scarborough as President and Chief Executive Officer, effective as of May 1, 2005. Philip M. Neal will continue to serve as Chairman of the Board after Mr. Scarborough assumes his new position. The news release issued by the Company concerning these actions is attached hereto as Exhibit 99.1.

Since May 2000, Mr. Scarborough has been President and Chief Operating Officer of the Company. Since he joined the Company in 1984, Mr. Scarborough has held a series of progressively responsible management and executive positions.

Other information required by Item 5.02(c)(2) and (3) of Form 8-K in connection with Mr. Scarborough’s election is incorporated herein by reference to: (i) page 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended on December 27, 2003, filed with the Securities and Exchange Commission (“Commission”) on March 11, 2004; and (ii) page 15 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 10, 2004.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	News release dated February 25, 2005

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Dated: February 25, 2005

AVERY DENNISON CORPORATION

By:	/s/ Robert G. van Schoonenberg
Robert G. van Schoonenberg
Executive Vice President, General Counsel
and Secretary